Impulsora del Fondo México, sc

Monthly Summary Report

March 2010

www.themexicofund.com

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., have independently verified or confirmed the information presented herein.

March 31, 2010

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier
Total Net Assets1 (million US$)	$395.32	$364.97	$263.21
NAV per share	$28.89	$26.26	$14.54
Closing price NYSE2	$25.69	$23.03	$12.50
% Premium (Discount)	(11.08%)	(12.30%)	(14.03%)
Shares traded per month2 (composite figures)	582,759	552,419	2,336,895
Outstanding shares3	13,685,064	13,899,364	18,100,290
Shares on Short Interest Position2	15,056	6,255	17,852
Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year
Market price	11.55%	17.20%	24.09%	120.72%
NAV per share	10.02%	13.87%	30.15%	111.65%
Bolsa Index	8.62%	9.65%	24.35%	93.99%
MSCI Mexico Index	9.84%	7.66%	20.84%	91.83%

	2 Years	3 Years	5 Years	10 Years
Market price	-3.22%	-1.17%	120.87%	298.83%
NAV per share	-10.58%	-6.03%	114.28%	231.99%
Bolsa Index	-7.33%	3.25%	137.23%	234.01%
MSCI Mexico Index	-12.42%	-4.75%	108.63%	183.40%

1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.

2 Source: New York Stock Exchange

3 During March 2010, the Fund repurchased and cancelled 214,300  Fund shares at a weighted average price and discount of $24.57 and 11.39%, respectively.

4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the date of this report. Figures calculated using the dividend reinvestment criteria and adjustments for rights offerings.

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier
Bolsa Index5	33,266.40	31,634.54	19,626.75
Daily avg. of million shares traded	297.7	295.5	278.6
Valuation Ratios6: P/E	18.43	19.69	16.76
P/BV	2.75	2.68	2.18
EV/EBITDA	8.54	8.43	6.21
Market capitalization (billion US$)	$416.10	$392.15	$227.17

IV. The Mexican Economy.
	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	4.45%	4.49%	7.03%
Six months	4.77%	4.74%	7.24%
One year	5.07%	5.00%	7.48%
Long-term Bonds
Three years	6.12%	6.10%	7.08%
Five years	6.75%	7.05%	8.48%
Ten years	N.A.	N.A.	7.75%
20 years	8.14%	N.A.	N.A.
30 years	8.46%	8.49%	9.78%
Currency Market8
Exchange Rate (Ps/US$)	Ps. 12.3650	Ps. 12.7719	Ps. 14.1517

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index 9 (CPI)	0.58%	1.67%	4.83%

______________

        5 Source: Mexican Stock Exchange

6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings Before Interests, Taxes, Depreciation and Amortization.

7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.

8 Sources: Bloomberg and Banco de México
9 Source: Banco de México

V.    Economic Comments.

According to results of the monthly poll conducted at the end of March 2010 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will grow 4.1% and 3.6% during 2010 and 2011, respectively. The inflation rate is estimated to be 5.3% for 2010 and 4.0% for 2011. The exchange rate of the peso against the dollar is expected to end 2010 at Ps. 12.70 and at Ps. 12.96 towards the end of 2011, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 5.20% and 6.10% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

VI. Portfolio of Investments As of March 31, 2010 (Unaudited)

Shares Held		Value	Percent of
	Common Stock - 91.63%		Net Assets
	Airports
2,000,000	Grupo Aeroportuario del Centro Norte, S.A.B de C.V. Series B	$3,784,877	0.96%
838,500	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	4,419,332	1.12
		8,204,209	2.08

	Beverages
3,405,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	16,255,330	4.11
1,047,500	Grupo Modelo, S.A.B. de C.V. Series C	6,157,080	1.56
		22,412,410	5.67

	Building Materials
14,000,000	Cemex, S.A.B. de C.V. Series CPO	14,424,586	3.65
1,940,200	Grupo Cementos de Chihuahua, S.A.B. de C.V. Series *	7,199,060	1.82
		21,623,646	5.47

	Chemical Products
5,000,033	Mexichem, S.A.B. de C.V. Series *	14,880,810	3.76

	Commercial Banks
1,039,700	Banco Compartamos, S.A., Institución de Banca Múltiple. Series O	5,861,503	1.48

	Construction and Infrastructure
3,000,000	Empresas ICA, S.A.B. de C.V. Series *	7,671,654	1.94

	Consumer Products
2,666,280	Kimberly-Clark de México, S.A.B. de C.V. Series A	15,117,905	3.82

	Financial Groups
2,189,300	Grupo Financiero Banorte, S.A.B. de C.V. Series O	9,661,957	2.45

	Food
1,800,000	Grupo Bimbo, S.A.B. de C.V. Series A	15,835,342	4.01

	Health Care
4,000,000	Genomma Lab Internacional, S.A.B de C.V. Series B	13,900,526	3.52

	Holding Companies
1,103,000	Alfa, S.A.B. de C.V. Series A	8,687,519	2.20
2,700,000	Grupo Carso, S.A.B. de C.V. Series A1	10,096,886	2.55
		18,784,405	4.75

	Housing
1,331,700	Corporación Geo, S.A.B. de C.V. Series B	4,034,410	1.02
1,789,100	Urbi Desarrollos Urbanos, S.A.B. de C.V. Series *	4,237,989	1.07
		8,272,399	2.09
	Media
4,600,000	Grupo Televisa, S.A.B. Series CPO	19,449,090	4.92
1,308,000	Megacable Holdings S.A.B. de C.V. Series CPO	3,399,848	0.86
		22,848,938	5.78

	Mining
12,343,588	Grupo México, S.A.B. de C.V. Series B	33,052,665	8.36
340,000	Industrias Peñoles, S.A.B. de C.V. Series *	7,170,109	1.81
		40,222,774	10.17

Shares Held		Value	Percent of
	Common Stock		Net Assets
	Retail
200,000	First Cash Financial Services, Inc. Series *	4,313,951	1.09
9,880,000	Wal-Mart de México, S.A.B. de C.V. Series V	50,434,743	12.76
		54,748,694	13.85

	Steel
905,100	Industrias CH, S.A.B. de C.V. Series B	3,592,585	0.91

	Stock Exchange
6,700,000	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	10,609,462	2.68

	Telecommunications Services
27,000,000	América Móvil, S.A.B. de C.V. Series L	67,974,929	17.20

	Total Common Stock	$362,224,148	91.63%

Securities	SHORT-TERM SECURITIES - 8.45%
Principal Amount
	Repurchase Agreements
$23,717,168	BBVA Bancomer, S.A., 4.30%, dated 03/31/10, due 04/05/10 repurchase price $23,731,332, collateralized by Bonos del Gobierno Federal.	$23,717,168	6.00%
	Time Deposits
	Comerica Bank., 0.06%, dated 03/31/10, due 04/01/10	9,679,473	2.45

	Total Short-Term Securities	33,396,641	8.45

	Total Investments	395,620,789	100.08

	Other Liabilities in Excess of Assets	(303,060)	(0.08)

	Net Assets Equivalent to $28.89 per share on 13,685,064 shares of capital stock outstanding	$395,317,729	100.00%

VII. The Mexico Fund, Inc. Charts

VII. The Mexico Fund, Inc. Charts (continued)